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                                                                    Exhibit 32.1


                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Chromcraft Revington, Inc. (the "Company") on Form 10-Q for the period ended July 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Benjamin M. Anderson-Ray, Chairman and Chief Executive Officer and Frank T. Kane, Vice President - Finance, and Chief Financial Officer of the Company, hereby certifies, to such officer's knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.





/s/ Benjamin M. Anderson-Ray
----------------------------------------
Benjamin M. Anderson-Ray
Chairman and Chief Executive Officer

August 5, 2005





/s/ Frank T. Kane
----------------------------------------
Frank T. Kane
Vice President-Finance and
Chief Financial Officer

August 5, 2005


         This certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document or for any other purpose.